GUARANTY

THIS GUARANTY (“Guaranty”) is made as of July 23, 2010, by NG WASHINGTON, LLC, a Washington limited liability company and NG WASHINGTON II, LLC, a Washington limited liability company (each a “Guarantor”, and collectively “Guarantors”), in favor of FORTRESS CREDIT CORP., as agent to Lenders (as defined in the Credit Agreement referred to below) (“Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement (as defined below).

RECITALS

A.          Pursuant to the terms of that certain Credit Agreement of even date herewith (as amended, amended and restated, supplemented and otherwise modified and in effect from time to time, the “Credit Agreement”), among Agent, the financial and banking institutions from time to time party thereto as “Lenders” and NG Washington II Holdings, LLC, a Delaware limited liability company (“Borrower”), each Lender has agreed to provide extensions of credit and other financial accommodations to Borrower, referred to therein as the “Loans”.

B.          The Loans will be evidenced by Notes and secured by the Collateral Documents.

C.          Each Guarantor acknowledges that such Guarantor is an Affiliate of Borrower and will receive substantial benefit from the Loans.

D.          As a condition precedent to the initial extension of credit under the Credit Agreement and the effectiveness of the Credit Agreement, Agent and Lenders have required that each Guarantor enter into this Guaranty.

E.          In consideration of the foregoing, and in order to induce Lenders and Agent to enter into the Credit Agreement, each Guarantor is willing to guarantee the Obligations of Borrower under the Credit Agreement and the other Loan Documents on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Guaranty.  Each Guarantor hereby unconditionally and irrevocably guarantees, separately, and not jointly or jointly and severally, to Agent and each Lender, the prompt, full, punctual, unconditional and irrevocable payment and performance in full when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the aggregate principal amount outstanding of, and interest accrued and unpaid on (including at the default rate, if applicable), and late charges, repayment fees and make-whole payments in respect of, the Loans made to Borrower pursuant to the Credit Agreement, and (ii) all other amounts payable by Borrower, any other Guarantor or any other Credit Party under the Credit Agreement and the other Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon failure by Borrower to pay punctually any such amount, each Guarantor agrees that it shall forthwith on demand pay such amount at the place and in the manner specified in the Credit Agreement or the relevant Loan Document, as the case may be. Each Guarantor hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance and is not a guaranty of collection.

2.           Remedies.  If any Guarantor fails to promptly pay and perform, after taking into consideration any notice and cure period applicable to Borrower, it being understood that no Guarantor is entitled to any additional notice and cure periods, any of the Guaranteed Obligations, Agent may from time to time, and without first requiring payment or performance by Borrower, any other Guarantor or any other Credit Party (as such payment or performance may be required pursuant to the terms of the Credit Agreement or any other Loan Document), bring any action at law or in equity or both to compel any Guarantor to pay and perform the Guaranteed Obligations, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Agent or any Lender as a consequence of the failure of any Guarantor to pay and perform the Guaranteed Obligations, together with interest thereon at the rate of interest applicable to the principal balance of the Notes.

3.           Rights Of Agent and Lenders.  Each Guarantor authorizes Agent and Lenders, without giving notice to any Guarantor or obtaining any Guarantor’s consent and without affecting the liability of any Guarantor (provided that if addressed in the Credit Agreement, in accordance therewith) from time to time to:

Fortress/NG Washington Guaranty

(a)           renew or extend all or any portion of the Guaranteed Obligations under the Credit Agreement, the Notes or any of the other Loan Documents;

(b)          declare all sums owing to Agent or any Lender under the Credit Agreement, the Notes and the other Loan Documents due and payable upon the occurrence and continuance of a Default under the Loan Documents;

(c)           make changes in the dates specified for payments of any sums payable in periodic installments under the Credit Agreement, the Notes or any of the other Loan Documents;

(d)          otherwise modify the terms of any of the Loan Documents except to the extent that any such modification will materially increase the Guaranteed Obligations;

(e)           take and hold security for the performance of the Guaranteed Obligations (provided that if addressed in the Credit Agreement, the Notes or the other Loan Documents, in accordance therewith) and exchange, enforce, waive and release any such security (provided that if addressed in the Credit Agreement, the Notes or the other Loan Documents, in accordance therewith);

(f)           apply such security and direct the order or manner of sale thereof as Agent or any Lender in its discretion may determine (provided that if addressed in the Credit Agreement, the Notes or the other Loan Documents, in accordance therewith);

(g)           release, substitute or add any one or more endorsers of the Notes or guarantors of Borrower’s Obligations under the Notes or the other Loan Documents;

(h)          apply payments received by Agent or any Lender from Borrower to any Obligations of Borrower to Agent or any Lender, in such order as Agent or any Lender shall determine in its sole discretion;

(i)           subject to the prior approval of all applicable Gaming Authorities to the extent required by applicable Gaming Laws, assign this Guaranty in whole or in part; and

(j)           subject to the prior approval of all applicable Gaming Authorities to the extent required by applicable Gaming Laws, assign, transfer or negotiate all or any part of the Guaranteed Obligations.

4.           Guarantor’s Waivers.  Each Guarantor waives:

(a)           any defense based upon any legal disability or other defense of Borrower, any other guarantor or other Person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Notes or any of the other Loan Documents;

(b)           any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower;

(c)           any defense based upon the application by Borrower of the proceeds of the Loans for purposes other than the purposes represented by Borrower to Agent or any Lender or intended or understood by Agent or any Lender or any Guarantor;

(d)           any defense of any Guarantor based upon Agent’s or any Lender’s election of any remedy against any Guarantor or Borrower or both;

(e)           any defense based upon Agent’s or any Lender’s failure to disclose to any Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Notes or any of the other Loan Documents;

Fortress/NG Washington Guaranty

(f)           any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(g)          any defense based upon Agent’s or any Lender’s election, in any proceeding instituted under Title 11 U.S.C.A. § 101 et seq. and the regulations adopted and promulgated thereto (as the same may be amended from time to time (the “Bankruptcy Code”) of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute;

(h)          any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;

(i)           any and all rights and defenses, including, without limitation, any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to any Guarantor under any applicable laws, any right to enforce any remedy which Agent or any Lender may have against Borrower and any right to participate in, or benefit from, any security for the Notes or the other Loan Documents now or hereafter held by Agent or any Lender;

(j)           presentment, demand, protest and notice of any kind; and

(k)           the benefit of any statute of limitations affecting the liability of any Guarantor hereunder or the enforcement hereof. Each Guarantor agrees that the payment of all sums payable under the Credit Agreement, the Notes or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Credit Agreement, the Notes or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to the Guaranteed Obligations of Borrower.

Each Guarantor agrees that the payment of all sums payable under the Credit Agreement, the Notes or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Credit Agreement, the Notes or the other Loan Documents shall similarly operate to toll any statute of limitations applicable to the Guaranteed Obligations.

5.           Guarantor’s Warranties, Representations, Agreements and Covenants.  Each Guarantor warrants and represents and agrees that:

(a)           each Guarantor has the legal capacity to execute and deliver this Guaranty and to perform in accordance with the terms hereof; and this Guaranty constitutes the legal, valid and binding Obligation of each Guarantor, enforceable in accordance with the terms hereof;

(b)           there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty shall be in full force and effect and binding on each Guarantor regardless of whether Agent or any Lender obtains other collateral or any guaranties from others or takes any other action contemplated by any Guarantor;

(c)           each Guarantor has established adequate means of obtaining from sources other than Agent and Lenders, on a continuing basis, financial and other information pertaining to each Credit Party’s financial condition, and the status of Borrower’s and each other Persons performance of its Obligations imposed by the Loan Documents, and each Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect any Guarantor’s risks hereunder and neither Agent nor any Lender has made any representation to any Guarantor as to any such matters;

(d)           no Guarantor has and no Guarantor shall, without the prior written consent of Agent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of such Guarantor’s assets, or all or substantially all of such Guarantor’s interest therein;

(e)           Lenders would not make the Loans but for this Guaranty and Agent would not serve as “Agent” but for this Guaranty; and

(f)           each Guarantor shall, promptly upon its receipt of any Net Cash Proceeds of Sale or Insurance Proceeds, or calculation of Excess Cash Flow on each Excess Cash Flow Calculation Date after the Extension Effective Date or upon the occurrence and during the continuance a Default (as described in Sections 2.3(a), 2.3(b), 2.3(c) or 2.3(d), respectively, of the Credit Agreement) remit such proceeds or Excess Cash Flow (as the case may be) to Borrower for application pursuant to the applicable Section of the Credit Agreement referenced immediately above, to the extent any such prepayment of the Loans is required under such Sections of the Credit Agreement.

Fortress/NG Washington Guaranty

6.           Subordination of Subrogation.  Until the Guaranteed Obligations have been Paid In Full, Guarantors (a) shall have no right of subrogation with respect to such Guaranteed Obligations and (b) waive any right to enforce any remedy which Lenders or Agent now have or may hereafter have against Borrower, any other Guarantor or any other Credit Party, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Lenders and Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of Borrower or any other Credit Party to Lenders or Agent.  Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (i) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (ii) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are Paid In Full. Each Guarantor acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6.

7.           Subordination of Insider Indebtedness.  Each Guarantor agrees that any and all claims of such Guarantor against Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any “Insider Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations.  Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of Agent and Lenders in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations (other than contingent indemnity obligations that have not yet arisen) shall have been Paid In Full.  If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Insider Indebtedness”) shall be paid or delivered directly to Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations (other than contingent indemnity obligations that have not yet arisen) shall have first been Paid In Full.  Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Insider Indebtedness after any Insolvency Event and prior to the Guaranteed Obligations being Paid in Full, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of Agent and Lenders and shall forthwith deliver the same to Agent, for the benefit of Agent and Lenders, in precisely the form received (except for the endorsement or assignment of any Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Guarantor as the property of Agent and Lenders.  If any such Guarantor fails to make any such endorsement or assignment to Agent, Agent or any of its officers or employees is irrevocably authorized to make the same in the name of such Guarantor as such Guarantor’s attorney in fact.  The foregoing power of attorney is coupled with an interest and cannot be revoked. Each Guarantor agrees that until the Guaranteed Obligations have been Paid In Full, no Guarantor will assign or transfer to any Person (other than Agent) any claim any such Guarantor has or may have against any Obligor.

8.           Bankruptcy of Borrower.  In any bankruptcy or other proceeding in which the filing of claims is required by law, each Guarantor shall file all claims which such Guarantor may have against Borrower relating to any indebtedness of Borrower to such Guarantor and shall assign to Agent all rights of such Guarantor thereunder. If any Guarantor does not file any such claim, Agent, as attorney-in-fact for such Guarantor, is hereby authorized to do so in the name of such Guarantor or, in Agent’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Agent’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Agent or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Agent the amount payable on such claim and, to the full extent necessary for that purpose, each Guarantor hereby assigns to Agent, for the benefit of itself and Lenders, all of such Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Agent receives cash by reason of any such payment or distribution.  If Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.  If all or any portion of the Guaranteed Obligations are paid or performed, the obligations of each Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Agent as a preference, fraudulent transfer or otherwise under the Federal Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by any Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and Obligations evidenced and secured by the Loan Documents.

Fortress/NG Washington Guaranty

9.           Loan Sales and Participations; Disclosure Of Information.  Subject to the prior approval of all applicable Gaming Authorities, to the extent required by applicable Gaming Laws, each Guarantor agrees that each Lender may elect, at any time, to sell, assign, or grant participations in all or any portion of its rights and Obligations under the Loan Documents and this Guaranty, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at such Lender’s sole discretion. Each Guarantor further agrees that each Lender may disseminate to any such actual or potential purchaser(s), Lender(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to such Lender with respect to any Person connected with the Loans (including, without limitation, each Guarantor, Credit Party, Borrower, and any other guarantor); provided, however, that prior to any such dissemination, any such actual or potential purchaser(s), Lender(s) or participant(s) shall agree to be bound by Section 10.11 of the Credit Agreement. In the event of any such sale, assignment or participation, Agent, each Lender and the parties to such transaction shall share in the rights and obligations of Agent and Lenders as set forth in the Loan Documents only as and to the extent they agree among themselves.

10.           Additional and Independent Obligations.  This Guaranty is a continuing guaranty of payment and performance and not of collection and cannot be revoked by any Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation hereof.  The Guaranteed Obligations shall be in addition to and shall not limit or in any way affect the Obligations of any Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the Obligations of Borrower under the Credit Agreement, the Notes and the other Loan Documents.  Agent and each Lender may bring a separate action to enforce the provisions hereof against any Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action.  Lenders’ rights under this Agreement shall be in addition to the rights and benefits Lenders may have under the Credit Agreement, the Notes, the Collateral Documents and the other Loan Documents.

11.           Attorneys’ Fees; Enforcement.  Each Guarantor shall reimburse Agent and Lenders for all reasonable attorneys’ fees, costs and expenses, arising from and after the date hereof, incurred by Agent or any Lender in connection with the enforcement of Agent’s or any Lender’s rights under this Guaranty and each of the other Loan Documents relating to the Guaranteed Obligations, including, without limitation, reasonable attorneys’ fees, costs and expenses for trial, appellate proceedings, out-of-court negotiations, workouts and settlements, and for enforcement of rights under any state or federal statute, including, without limitation, reasonable attorneys’ fees, costs and expenses incurred in bankruptcy and insolvency proceedings such as (but not limited to) in connection with seeking relief from stay in a bankruptcy proceeding.  The term “expenses” means any expenses incurred by Agent or any Lender in connection with any of the out-of-court, or state, or federal or bankruptcy proceedings referenced above, including but not limited to the fees and expenses of any appraisers, consultants and expert witnesses retained or consulted by Agent or any Lender in connection with any of those proceedings. Agent and each Lender shall also be entitled to its reasonable attorneys’ fees, costs and expenses incurred in any post-judgment proceedings to collect and enforce the judgment. This provision is separate and several and shall survive the merger of this agreement into any judgment on this Guaranty.

12.           Rules of Construction.  The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the Obligations of the named Borrower under the Notes and the other Loan Documents. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

13.           Credit Reports.  Each Guarantor hereby authorizes Agent to order and obtain, from a credit reporting agency of Agent’s choice, a third party credit report with respect to such Guarantor.

14.           GOVERNING LAW.  THIS GUARANTY SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

Fortress/NG Washington Guaranty

15.           Nature of Guarantor’s Obligations.  Each Guarantor’s Obligations hereunder shall not be in any way reduced or offset and no Guarantor shall have any rights against Agent or any Lender by reason of any action Agent or any Lender may take or omit to take with respect to the Guaranteed Obligations, under this Guaranty, under the Loan Documents or with respect to the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay and perform the Guaranteed Obligations pursuant to the terms hereof.  It is the unambiguous and unequivocal intention of each Guarantor that each Guarantor shall be obligated to pay and perform the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or not contemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment, performance and satisfaction of such Guaranteed Obligations. Notwithstanding the foregoing, Guarantor’s obligations hereunder shall automatically terminate from and after such time as all amounts due and payable under the Loan Documents have been fully and finally paid and any and all other Obligations under the Loan Documents have been fully, finally and indefeasibly satisfied and performed.

16.           Miscellaneous. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, nominees, successors and assigns of each Guarantor, Agent and each Lender. The liability of all persons and entities who are in any manner obligated hereunder or under any other guaranty with respect to the Guaranteed Obligations, shall be joint and several.  If any provision of this Guaranty, or the applicability of any such provision to a specific situation, shall be determined by a court of competent jurisdiction to be invalid illegal or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Guaranty and all other applications of any such provision shall not be affected thereby.

17.           Enforceability. Each Guarantor hereby acknowledges that: (a) the Guaranteed Obligations are complex in nature, and (b) numerous possible defenses to the enforceability of the Guaranteed Obligations may presently exist and/or may arise hereafter, and (c) as part of Agent’s and each Lender’s consideration for entering into this transaction, Agent and each Lender has specifically bargained for the waiver and relinquishment by each Guarantor of all such defenses, and (d) each Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, each Guarantor does hereby represent and confirm to Lenders that each Guarantor is fully informed regarding, and that each Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon each Guarantor, and (iv) the legal consequences to each Guarantor of waiving such defenses. Each Guarantor acknowledges that each Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Agent and each Lender, and that Agent and each Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

18.           Entirety.  THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF EACH GUARANTOR AND AGENT WITH RESPECT TO EACH GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY EACH GUARANTOR AND AGENT AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN ANY GUARANTOR AND AGENT OR ANY LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY.  THERE ARE NO ORAL AGREEMENTS BETWEEN ANY GUARANTOR AND AGENT OR ANY LENDER.

19.           Headings.  The headings of the several paragraphs hereof are included only for the convenience of reference and are not intended to govern, construe or modify any provisions of the several paragraphs hereof.

20.           Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of Borrower, Agent or any Lender, at its address or facsimile number set forth on Schedule 14.1 of the Credit Agreement, and (y) in the case of any Guarantor, at its address or facsimile number set forth on Schedule A attached hereto.  Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section 20 and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section 20. Any Guarantor may change the address for service of notice upon it by a notice in writing to Agent, Agent may change the address for service of notice upon it by a notice in writing to Guarantors, and each other party to the Loan Documents may change the address for service of notice in accordance with the terms of the other Loan Documents.

Fortress/NG Washington Guaranty

21.           Counterparts; Execution.  This Guaranty may be executed in any number of counterparts and by a different party on separate counterparts, each of which, when executed and delivered, will be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.  Delivery of an executed counterpart of this Guaranty via facsimile transmission or in Adobe .pdf format by electronic mail shall be binding, and as effective as delivery of a manually executed counterpart, and may be used as admissible evidence that the party so transmitting intends to be bound by the terms set forth herein.

22.           CONSENT TO JURISDICTION.  EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST AGENT OR ANY LENDER OR ANY AFFILIATE OF AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

23.           Waiver of Venue.  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 22.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

24.           WAIVER OF JURY TRIAL.  EACH GUARANTOR AND AGENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY, ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

25.           Changes in Writing.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each Guarantor and Agent.

26.           Successors and Assigns.  This Guaranty is for the benefit of the Agent and Lenders and their respective successors and permitted assigns, provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all Lenders, and any such assignment in violation of this Section 26 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each Guarantor and their respective successors and assigns.

27.           Severability.  Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

*                             *                             *

[Remainder of Page left intentionally blank.]

Fortress/NG Washington Guaranty

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date appearing on the first page of this Guaranty.

GUARANTORS:

NG Washington, LLC

/s/ Robert B. Sturges
Name: Robert B. Sturges
Title: Manager

NG Washington II, LLC

/s/ Robert B. Sturges
Name: Robert B. Sturges
Title: Manager

Signature Page to Fortress/NG Washington Guaranty

SCHEDULE A
NOTICE INFORMATION

Guarantor	Address	Telephone	Facsimile	Email
NG Washington, LLC	50 Briar Hollow Lane Suite 500W Houston, TX 77027	(713) 621-2245	(713) 621-6919	rsturges@nevada gold.com bmilosevic@nevadagold.com
NG Washington II, LLC	50 Briar Hollow Lane Suite 500W Houston, TX 77027	(713) 621-2245	(713) 621-6919	rsturges@nevada gold.com bmilosevic@nevadagold.com

All notices to any of the Guarantors under this Guaranty shall be sent with a copy to:

Nevada Gold & Casinos, Inc.
50 Briar Hollow Lane, Suite 500W
Houston, TX 77027
Attention: Robert B, Sturges, CEO
Tel: (713) 621-2245
Fax: (713) 621-6919
Email: rsturges@nevadagold.com and bmilosevic@nevadagold.com

and

Wolff & Samson PC
One Boland Drive
West Orange, NJ 07052
Attention: David Hyman
Tel: (973) 530-2009
Fax: (973) 530-2209
Email: dhyman@wolffsamson.com

Schedule A to Fortress/NG Washington Guaranty